Exhibit 99.14
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline Instant Oil Change twelve month rolling average sales)

Stores 2 Years and Older ($ in millions)

	2008	2009	2010	2011	2012
January	12.4	13.2	13.9	15.1	15.6
February	12.4	13.3	13.9	15.2	15.7
March	12.4	13.4	14.0	15.2
April	12.5	13.4	14.1	15.2
May	12.6	13.5	14.2	15.2
June	12.5	13.5	14.3	15.3
July	12.7	13.6	14.5	15.3
August	12.7	13.6	14.6	15.3
September	12.8	13.7	14.7	15.4
October	12.9	13.9	14.9	15.5
November	13.0	13.9	15.0	15.5
December	13.1	13.9	15.1	15.5